Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Newegg Commerce, Inc.

City of Industry, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 28, 2022, relating to the consolidated financial statements of Newegg Commerce, Inc. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, California

September 30, 2022